                                                                  EXHIBIT 10.42



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                          GROUP 1 HOLDINGS - F, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY


                                       AND


                               HOWARD FORD, INC.,
                             A DELAWARE CORPORATION


                                       AND


                               ROBERT E. HOWARD II




                          DATED AS OF DECEMBER 3, 2002





                                TABLE OF CONTENTS

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
ARTICLE 1           TERMS OF THE TRANSACTION......................................................................1
         1.1        Agreement to Sell and to Purchase the Shares..................................................1
         1.2        Purchase Price................................................................................1
         1.3        Closing.......................................................................................1
         1.4        Closing Obligations...........................................................................2
         1.5        Adjustments...................................................................................3
         1.6        Payment.......................................................................................4

ARTICLE 2           REPRESENTATIONS AND WARRANTIES OF THE SELLERS.................................................4
         2.1        Disclosure....................................................................................4
         2.2        Organization and Good Standing................................................................4
         2.3        Authority.....................................................................................4
         2.4        Not Used......................................................................................5
         2.5        Absence of Conflicts..........................................................................5
         2.6        Capital Stock.................................................................................6
         2.7        Financial Statements..........................................................................6
         2.8        Books and Records.............................................................................6
         2.9        Assets; Encumbrances..........................................................................6
         2.10       Condition and Sufficiency of Assets...........................................................7
         2.11       Accounts Receivables..........................................................................7
         2.12       Inventory.....................................................................................7
         2.13       No Undisclosed Liabilities....................................................................7
         2.14       Taxes.........................................................................................7
         2.15       Employee Benefits.............................................................................8
         2.16       Compliance with Laws..........................................................................9
         2.17       Legal Proceedings.............................................................................9
         2.18       Absence of Changes...........................................................................10
         2.19       Contracts and Commitments....................................................................10
         2.20       Insurance....................................................................................11
         2.21       Environmental Matters........................................................................12
         2.22       Employees....................................................................................13
         2.23       Intellectual Property........................................................................14
         2.24       Certain Payments.............................................................................15
         2.25       Relationships with Related Persons...........................................................15
         2.26       Brokers or Finders...........................................................................15
         2.27       Leased Assets................................................................................15
         2.28       Not Used.....................................................................................16
         2.29       Finance & Insurance Programs.................................................................16
         2.30       Subsidiaries and Investments.................................................................17
         2.31       Permits, Etc.................................................................................17
         2.32       Powers of Attorney...........................................................................17
         2.33       Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular Telephones. ....................17
         2.34       Warranties...................................................................................17
         2.35       Directors and Officers.......................................................................17
         2.36       Suppliers and Customers......................................................................17
         2.37       Former Subsidiaries..........................................................................18
         2.38       Not Used.....................................................................................18

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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         2.39       Litigation Regarding Seller..................................................................18
         2.40       Approvals....................................................................................18
         2.41       Manufacturer Communications..................................................................18

ARTICLE 3           REPRESENTATIONS AND WARRANTIES OF BUYER......................................................18
         3.1        Organization and Good Standing...............................................................18
         3.2        Authority. ..................................................................................18
         3.3        No Conflict..................................................................................19
         3.4        Certain Proceedings..........................................................................19
         3.5        Brokers or Finders...........................................................................19
         3.6        Misstatements and Omissions..................................................................19

ARTICLE 4           COVENANTS OF EACH ACQUIRED COMPANY AND OF THE SELLERS PRIOR TO CLOSING.......................19
         4.1        Access.......................................................................................19
         4.2        Operation of the Businesses of each Acquired Company.........................................19
         4.3        Prohibited Activities........................................................................20
         4.4        Required Approvals...........................................................................20
         4.5        Notification.................................................................................20
         4.6        Payment of Indebtedness by Related Persons...................................................20
         4.7        No Negotiation...............................................................................20
         4.8        Best Efforts.................................................................................21
         4.9        Removal of Related Party Guarantees..........................................................21
         4.10       Related Party Agreements.....................................................................21

ARTICLE 5           COVENANTS OF BUYER PRIOR TO CLOSING DATE.....................................................21
         5.1        Not Used.....................................................................................21
         5.2        Not Used.....................................................................................21
         5.3        Not Used.....................................................................................21
         5.4        Best Efforts.................................................................................21

ARTICLE 6           CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE..........................................22
         6.1        Accuracy of Representations..................................................................22
         6.2        Sellers' Performance.........................................................................22
         6.3        Consents.....................................................................................22
         6.4        Additional Conditions Precedent..............................................................22
         6.5        Resignation of Directors and Officers........................................................23
         6.6        Manufacturer Approval........................................................................23
         6.7        No Injunction................................................................................23

ARTICLE 7           CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.........................................23
         7.1        Accuracy of Representations..................................................................23
         7.2        Buyer's Performance..........................................................................23
         7.3        Consents.....................................................................................23
         7.4        Lease........................................................................................23
         7.5        Release of Guarantees........................................................................24
         7.6        Assignment of Option to Purchase.............................................................24
         7.7        Mercedes Stock Purchase Agreement............................................................24
         7.8        Additional Documents.........................................................................24
         7.9        No Injunction................................................................................24

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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ARTICLE 8           POSTCLOSING AND OTHER COVENANTS..............................................................24
         8.1        General......................................................................................24
         8.2        Litigation Support...........................................................................24
         8.3        Not Used.....................................................................................25
         8.4        PostClosing Notifications....................................................................25
         8.5        Transfer Taxes...............................................................................25
         8.6        Tax Periods Ending on or Before the Closing Date.............................................25
         8.7        Release......................................................................................25
         8.8        Not Used.....................................................................................26
         8.9        Not Used.....................................................................................26
         8.10       IRC Section 338 Election.....................................................................26

ARTICLE 9           TERMINATION..................................................................................26
         9.1        Termination Events...........................................................................26
         9.2        Effect of Termination........................................................................26

ARTICLE 10          INDEMNIFICATION; REMEDIES....................................................................27
         10.1       Survival.....................................................................................27
         10.2       Indemnification by Sellers...................................................................27
         10.3       Indemnification by Buyer.....................................................................27
         10.4       Claims for Indemnification...................................................................27
         10.5       Procedures for Indemnification  Third Party Claims...........................................28
         10.6       Procedures for Indemnification  Other Claims.................................................28
         10.7       Limitations of Indemnification...............................................................29
         10.8       Not Used.....................................................................................29
         10.9       Applicability................................................................................29
         10.10      Additional Rights............................................................................29

ARTICLE 11          GENERAL PROVISIONS...........................................................................29
         11.1       Expenses.....................................................................................29
         11.2       Public Announcements.........................................................................29
         11.3       Confidentiality..............................................................................30
         11.4       Notices......................................................................................30
         11.5       Not Used.....................................................................................31
         11.6       Waiver.......................................................................................31
         11.7       Entire Agreement and Modification............................................................31
         11.8       Schedules....................................................................................31
         11.9       Assignments, Successors, and No ThirdParty Rights............................................31
         11.10      Severability.................................................................................31
         11.11      Section Headings, Construction...............................................................32
         11.12      Time Of Essence..............................................................................32
         11.13      Governing Law................................................................................32
         11.14      Counterparts.................................................................................32
         11.15      Attorneys' Fees..............................................................................32
         11.16      Concurrent Conditions........................................................................32
         11.17      Jurisdiction; Arbitration....................................................................32



                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 12          DEFINITIONS..................................................................................33
         "Acquired Companies"....................................................................................33
         "Affiliate".............................................................................................33
         "Affiliate Payables"....................................................................................33
         "Applicable Contract"...................................................................................33
         "Balance Sheet".........................................................................................33
         "Best Efforts"..........................................................................................33
         "Breach"................................................................................................33
         "Business Day"..........................................................................................34
         "Closing Date"..........................................................................................34
         "Company"...............................................................................................34
         "Consent"...............................................................................................34
         "Contemplated Transactions".............................................................................34
         "Contract"..............................................................................................34
         "Dealership Location"...................................................................................34
         "Disclosure Letter".....................................................................................34
         "Employee Plan".........................................................................................34
         "Encumbrance"...........................................................................................34
         "Environment"...........................................................................................34
         "Environmental, Health, and Safety Liabilities".........................................................34
         "Environmental Law".....................................................................................35
         "ERISA".................................................................................................35
         "Facilities"............................................................................................35
         "Ford"..................................................................................................35
         "GAAP"..................................................................................................35
         "Governmental Authorization"............................................................................35
         "Governmental Body".....................................................................................35
         "Group 1"...............................................................................................36
         "Guaranty"..............................................................................................36
         "Hazardous Activity"....................................................................................36
         "Hazardous Materials"...................................................................................36
         "IRC"...................................................................................................36
         "IRS"...................................................................................................36
         "Knowledge".............................................................................................36
         "Legal Requirement".....................................................................................36
         "Manufacturer"..........................................................................................36
         "Material Agreement"....................................................................................37
         "Material Environmental Liability"......................................................................37
         "Modified GAAP".........................................................................................37
         "Occupational Safety and Health Law"....................................................................37
         "Order".................................................................................................37
         "Organizational Documents"..............................................................................37
         "Person"................................................................................................37
         "Proceeding"............................................................................................37
         "Purchase Price"........................................................................................37
         "Real Properties".......................................................................................37
         "Related Guarantees"....................................................................................37
         "Related Party Agreement"...............................................................................37
         "Related Person"........................................................................................37
         "Release"...............................................................................................38




                               TABLE OF CONTENTS
                                  (CONTINUED)

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         "Representative"........................................................................................38
         "Schedule"..............................................................................................38
         "Securities Act"........................................................................................38
         "Shares"................................................................................................38
         "Subsidiary"............................................................................................38
         "Tax Return"............................................................................................38
         "Threat of Release".....................................................................................38
         "Threatened"............................................................................................39
         ANNEX I    STOCK OWNERSHIP..............................................................................41

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") dated effective this 3rd day of December, 2002, is among GROUP 1 HOLDINGS - F, L.L.C., a Delaware limited liability company ("Buyer"), and HOWARD FORD, INC., a Delaware corporation ("Company"), and the persons whose names are set forth on ANNEX I hereto (collectively and individually "Sellers") which Sellers are, directly and indirectly, the holders in the aggregate of one hundred percent (100%) of the issued and outstanding shares of capital stock of the Company (the "Shares"). Terms capitalized but not otherwise defined herein have the meanings ascribed to them in Article 12.

                                   WITNESSETH

         WHEREAS, based upon the representations and warranties herein made by Sellers and on the terms and subject to the conditions contained herein, Buyer wishes to purchase from Sellers all the Shares;

         WHEREAS, based upon the representations and warranties herein made by Buyer and on the terms and subject to the conditions contained herein, Sellers wish to sell to Buyer all the Shares; and

         WHEREAS, the parties agree that this is a cash transaction and the parties will not make an election under IRC Section 338(h)(10).

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

                                    ARTICLE 1
                            TERMS OF THE TRANSACTION

         1.1 AGREEMENT TO SELL AND TO PURCHASE THE SHARES. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares, as set forth on ANNEX I. The Shares shall be delivered to the Buyer free and clear of all Encumbrances.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall be an amount equal to the total stockholder's equity of the Company on the Closing Date, determined in accordance with Modified GAAP, except that for purposes of determining the Purchase Price, the adjusted goodwill (goodwill minus accumulated amortization) of the Company shall be deemed to be four million and no/100 dollars ($4,000,000.00). All assets shall be fully recorded and all liabilities, including interest and taxes, shall be fully accrued as of the Closing Date. Buyer and Sellers shall calculate and mutually agree to the estimated Purchase Price based upon the information available as of a date not more than ten (10) days prior to the Closing Date, and in accordance with the provisions herein for calculating the Purchase Price, on or before the Closing Date ("Estimated Purchase Price").

         1.3 CLOSING. The effective date of the purchase and sale ("Effective Closing Date") provided for in this Agreement will be the first Monday following receipt of the approval and consents specified in SECTIONS 6.3, 6.4(c), 6.4(i), AND 6.6 or such other time as the parties mutually agree. The closing of the sale of the Shares hereunder ("Closing") shall take place at the offices of the Company, or such other place as Buyer and Sellers agree, at 10:00 a.m. (local time) on the first Wednesday following the Effective Closing Date. Subject to the provisions of SECTION 9.1(e), failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this SECTION 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

         1.4 CLOSING OBLIGATIONS. At the Closing:

             (a) Sellers will deliver to Buyer:

                 (1) A certificate or certificates representing the Shares, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer;

                 (2) Certificate executed by each Seller representing and
                     warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate as of the date the Disclosure Letter is first delivered to Buyer and is accurate in all material respects (except that where any statement in representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Sellers to Buyer prior to the Closing Date);

                 (3) Certificate of good standing for each Acquired Company in the state of its incorporation, certified as of a date not more than ten (10) days before the Closing Date;

                 (4) Lien searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the name of every Acquired Company (including any assumed names) completed and certified by the relevant UCC filing office in Delaware, the County Clerk of Oklahoma County, and the Secretary of State of the State of Oklahoma, dated no earlier than ten (10) days prior to Closing Date and showing the absence of any Encumbrances; provided, however, that it is understood that these offices may not certify a search for all types of liens.

                 (5) Evidence in form reasonably satisfactory to Buyer of the receipt of each of the governmental and third-party consents, approvals and waivers described in SECTIONS 2.5 AND 2.19;

                 (6) Evidence in form reasonably satisfactory to Buyer of the payment or discharge, as applicable, of the loans and payables described in SECTION 4.6;

                 (7) The written resignations described in SECTION 6.5;

                 (8) All minute books, including the Organizational Documents, stock transfer ledgers and corporate seal of each Acquired Company;

                 (9) An assignment of Bank of Oklahoma checking accounts
                     numbered #814122990 and #814127291 ("Bank Accounts"),
                     without withdrawal of any funds after the date of this Agreement except as provided for herein or in the Disclosure Letter, or agreed to by Buyer and Sellers;

                (10) Such additional certificates, instruments, documents, information and materials required to be delivered by Sellers and their affiliates under this Agreement and otherwise as Buyer may reasonably request; and

                (11) Consents of landlords, if required by reason of the
                     sale of the Shares, for leases upon property owned by third-parties who are not Affiliates of Sellers.

             (b) Buyer will deliver to Sellers:

                 (1) Payment of the Estimated Purchase Price;

                 (2) Certificate executed by Buyer to the effect that,
                     except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate as of the date of this Agreement and is accurate in all material respects (except that where any statement in representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date, as if made on the Closing Date;

                 (3) Certificate of good standing of Buyer in the state of
                     Buyer's formation, certified as of a date not more than ten
                     (10) days before the Closing Date;

                 (4) Such additional certificates, instruments, documents,
                     information and material required to be delivered by Buyer or its Affiliates under this Agreement and otherwise as Sellers may reasonable request;

                 (5) Releases of Sellers' guaranties, as required in SECTIONS
                     5.3 and any releases received under SECTION 5.4; and

                 (6) Guaranty of Buyer of any new or existing Leases
                     executed by the Acquired Companies at Closing.

         1.5 ADJUSTMENTS. The adjustment amount ("Adjustment Amount")(which may be a positive or negative number) will be equal to the difference between the final computation of the Purchase Price and the Estimated Purchase Price. Buyer will prepare a computation of the Purchase Price, in reasonable detail, within sixty (60) days after the Closing Date . Seller will have thirty (30) days to review the computation the Purchase Price. In the event Seller disagrees with Buyer's computation of the Purchase Price, Seller shall give written notice of such disagreement within such 30-day period, which notice shall specifically identify the nature of the disagreement and shall set forth Seller's computation of the Purchase Price. Buyer and Sellers shall negotiate in good faith to reconcile the difference, if any, between Buyer and Sellers's computation of the Purchase Price. If Buyer and Sellers cannot agree to the computation of the Purchase Price within thirty (30) days following Buyer's receipt of such notice, then the issues in dispute will be submitted to an independent public accounting firm ("Accountants") selected by Buyer and Sellers within thirty (30) days from the date of the expiration of the 30-day period specified in the preceding sentence for resolution or if Buyer and Seller do not agree on the selection of the Accountants, the Accountants shall be George B. Jones & Company. If issues in dispute are submitted to the Accountants for resolution:
(i) the Accountants shall resolve such dispute by the Accountants' determination of the Purchase Price in accordance with the provisions of Section 1.2, (ii) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party, and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (iii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iv) Buyer and Sellers will each bear fifty percent (50%) of the fees and expenses of the Accountants for such determination.

         1.6 PAYMENT. All payments of the Purchase Price and the Adjustment Amount by Buyer to Sellers shall be payable by wire transfer of immediately available funds to the account of the Sellers, which shall be designated by Sellers in writing at least five (5) full Business Days prior to the Payment Date. The Purchase Price shall be paid on the following dates (if applicable in each case) (in each case a "Payment Date"):

             (a) The Estimated Purchase Price on the Closing Date.

             (b) On the fifth (5th) business day following the final
                 determination of the Adjustment Amount, if the Purchase Price is greater than the Estimated Purchase Price made pursuant to
                 Section 1.6(a), Buyer will pay the Adjustment Amount to Sellers, and if the Purchase Price is less than the Estimated Purchase Price, Sellers will pay the Adjustment Amount to Buyer. Payments to Sellers must be made in the manner provided in this Section 1.6. Payments to Buyer must be made by wire transfer to such bank account as Buyer will specify.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Subject to the exceptions the Disclosure Letter contains, Seller represents and warrants to Buyer as follows:

         2.1 DISCLOSURE. No representation or warranty by Sellers in this Agreement or in any of the exhibits attached hereto, or other statement in writing or certificate furnished or to be furnished to Buyer by or on behalf of Sellers or an Acquired Company prior to the Closing in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they are made, not misleading.

         2.2 ORGANIZATION AND GOOD STANDING. SCHEDULE 2.2 ("Organization") contains a complete and accurate list of each Acquired Company, its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Material Agreements. No Acquired Company is qualified to do business as a foreign corporation in any other state or jurisdiction and no such qualification is required. Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

         2.3 AUTHORITY. Each of the Sellers has full legal right, power, capacity and authority to execute, deliver and perform its obligations pursuant to this Agreement and to execute, deliver and perform its obligations under each instrument, document or agreement required hereby to be executed and delivered by such Sellers at, or prior to, the Closing. This Agreement has been, and each instrument, document or agreement required hereby to be executed and delivered by such Sellers at, or prior to, the Closing will then be, duly executed and delivered by such Seller, and this Agreement constitutes and, to the extent it purports to obligate such Seller, each such instrument, document or agreement will constitute (assuming due authorization, execution and delivery by each other party thereto), the legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the application of general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). Except as disclosed in SCHEDULE 2.5, each Acquired Company has the right, power, and authority to execute and deliver and to perform its obligations under any agreements and documents to be provided under this Agreement.

         2.4 NOT USED.

         2.5 ABSENCE OF CONFLICTS.

         (a) Except to the extent set forth in SCHEDULE 2.5 ("Conflicts"), neither the execution and delivery by any Seller of this Agreement or any instrument, document or agreement required hereby to be executed and delivered by it at, or prior to, the Closing, nor the performance by such Sellers of its obligations under this Agreement or any such instrument will (A) violate or breach the terms of or cause a default under (i) any applicable Law, (ii) any applicable Order or any applicable rule or regulation of any Court or Governmental Authority, (iii) any contract or agreement to which such Seller is a party or by which it, or any of its properties, is bound, or (B) result in the creation or imposition of any Lien on any of the properties or assets of such Seller, or (C) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Court or Governmental Authority, or (D) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (A), (B) or (C) of this
SECTION 2.5.

         (b) Except as set forth in SCHEDULE 2.5, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (i) contravene, conflict with, or result in a violation of
(A) any provision of the Organizational Documents of any of the Acquired Companies, or (B) any resolution adopted by the board of directors or stockholders of any Acquired Company; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which an Acquired Company or Seller, or any of the assets owned or used by the Acquired Companies, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Acquired Companies or that otherwise relates to the business of, or any of the assets owned or used by an Acquired Company;
(iv) cause Buyer or the Acquired Companies to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by the Acquired Companies to be reassessed or revalued by any taxing authority or other Governmental Body; (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Agreement; (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Companies ; or (viii) give rise to any right of first refusal or other similar right of any person to acquire the Shares or any of the assets of any of the Acquired Companies, whether pursuant to any contract, Legal Requirement or otherwise, except for any such right of first refusal or similar right that has lapsed without exercise prior to the Closing Date or been waived in writing by an instrument executed and delivered to Seller prior to the Closing Date. Except as set forth in SCHEDULE 2.5, no Seller nor any of the Acquired Companies are or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         2.6 CAPITAL STOCK. Seller is the beneficial and record owner of the number of Shares, as set forth in ANNEX I, free and clear of any lien, claim, pledge, encumbrance or other adverse claim. Except for such Shares set forth in ANNEX I hereto, no Seller owns, beneficially or of record, any capital stock or other security, including without limitation any option, warrant or right entitling the holder thereof to purchase or otherwise acquire any shares of capital stock, of any Acquired Company. The Seller is a "United States person" as that term is defined in IRC Section 7701(a)(30) and the regulations promulgated thereunder. Except as set forth in SCHEDULE 2.6 ("Capital Stock"):
(a) no Acquired Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire or reacquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; (b) no transaction has been effected in contemplation of the Contemplated Transactions, and no action in contemplation of Contemplated Transactions has been taken, respecting the equity ownership of an Acquired Company; (c) all of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable; and (d) no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Company) or any direct or indirect equity or ownership interest in any other business. The Company owns one hundred percent (100%) of the issued and outstanding common shares of each Acquired Company (other than the Company) that is a corporation.

         2.7 FINANCIAL STATEMENTS. Attached to SCHEDULE 2.7 ("Financial Statements") are the following financial statements: (a) consolidated balance sheets of the Acquired Companies as at December 31, 2001 and October 31, 2002 (the October 31, 2002 balance sheet is called the "Balance Sheet"), and the related statements of income and changes in stockholders' equity (in Ford Motor Company financial statement format), for the period from inception to December 31, 2001, or the ten-month period ended October 31, 2002, as the case may be. Except as set forth in SCHEDULE 2.7, such financial statements and notes fairly present the consolidated financial condition and the consolidated results of operations and changes in stockholders' equity of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with Modified GAAP; Except as set forth in
SCHEDULE 2.7, the financial statements referred to in this SECTION 2.7 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Acquired Companies are required by Modified GAAP to be included in the financial statements of the Acquired Companies.

         2.8 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Acquired Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute or record books of each Acquired Company contains accurate and complete records of all corporate action taken by, such Acquired Company's stockholders and board of directors, including any committee of such board. At the Closing, all of those books and records will be in the possession of the Company.

         2.9 ASSETS; ENCUMBRANCES. The Acquired Companies have good title to all assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by it (collectively, the "Assets") and all Assets owned by the Acquired Businesses as of October 31, 2002 are reflected on the Balance Sheet. SCHEDULE 2.9 ("Assets; Encumbrances") contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Companies. The Assets include all properties and assets (real, personal and mixed, tangible and intangible) owned by the Companies. Except as provided in SCHEDULE 2.9, all Assets are free and clear of all Encumbrances other than Permitted Encumbrances (as hereinafter defined), except liens for current taxes not yet due.

         2.10 CONDITION AND SUFFICIENCY OF ASSETS. Except as provided in
SCHEDULE 2.10 ("Condition and Sufficiency of Assets"), the buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs. Notwithstanding the foregoing, no representation is made as to any requirement which may be imposed hereafter by Manufacturer to upgrade any facility pursuant to Manufacturer's facilities requirements.

         2.11 ACCOUNTS RECEIVABLES. Except as provided in SCHEDULE 2.11 ("Accounts Receivable"), all receivables of the Acquired Companies, including but not limited to factory, rebate, warranty, employee, trade and accounts receivable that are reflected on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Acquired Companies and are collectible at the aggregate recorded amounts thereof, subject to the reserves for doubtful accounts maintained by the Acquired Companies in the ordinary course of business, and are not subject to any known counterclaims or set offs. An adequate reserve for doubtful accounts for the Acquired Companies have been established and such reserve is consistent with the operation of the Acquired Companies in the ordinary course of their business and their past practice. SCHEDULE 2.11 contains a complete and accurate summary of all Accounts Receivable as of the end of the month prior to the date of this Agreement, which list sets forth the aging of such Accounts Receivable.

         2.12 INVENTORY. Except as provided in SCHEDULE 2.12 ("Inventory"), all inventory of the Acquired Companies, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in their ordinary course of their business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

         2.13 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.13 ("Liabilities"), and except for Environmental matters which are the subject of
SECTION 2.21, the Acquired Companies have no liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof and except for liabilities which are not required under GAAP to be reflected on the Balance Sheet.

         2.14 TAXES. Except as provided in SCHEDULE 2.14 ("Taxes"):

              (a) All federal, state and local tax returns and tax reports required as of the date hereof to be filed by the Acquired Companies for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by the Acquired Companies with the appropriate governmental agencies, and all such returns and reports are true, correct and complete in all material respects (material meaning it does not affect the tax liability).

         (b) All federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Acquired Companies for all periods prior to the date hereof have been fully paid or adequately reserved for by the Acquired Companies or, with respect to Taxes required to be accrued, the Acquired Companies have properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Acquired Companies.

         (c) A list of the tax years for which the federal income tax returns of the Acquired Companies have been examined by the IRS and accepted is contained on SCHEDULE 2.14. None of the Acquired Companies has received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. No examination or audit of any tax return or report of the Acquired Companies by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Acquired Companies. Copies of all federal, state and local tax returns and reports required to be filed by the Acquired Companies for all tax years since the Inception Date, together with all schedules and attachments thereto, have been delivered by the Sellers to the Buyer.

         (d) From the Inception Date through December 31, 2001, all of the Acquired Companies were members of an "affiliated group" of corporations as defined in IRC Section 1504(a) which filed consolidated returns for federal income tax purposes, with the Company owning one hundred percent (100%) of the other Acquired Companies. Since the Inception Date, the Company has elected to be an S Corporation and all of the other Acquired Companies are qualified S Corporation subsidiaries and are therefore disregarded for federal income tax purposes. No consent under IRC Section 341 has been made affecting the Acquired Companies. The Acquired Companies are not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under IRC Section 280G. No Acquired Company is required to make any adjustment under IRC Section 481(a). No power of attorney relating to Taxes is currently in effect for any of the Acquired Companies.

         (e) The charges, accruals, and reserves with respect to Taxes on the respective books of the Acquired Companies are adequate (determined in accordance with Modified GAAP) and are at least equal to that Acquired Companies liability for Taxes. There exists no proposed tax assessment against any Acquired Companies except as disclosed in the Financial Statements. No consent to the application of IRC Section 341(f)(2) has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Companies. All Taxes that any of the Acquired Companies is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (f) There is no tax sharing agreement that will require any payment by any Acquired Companies after the date of this Agreement.

         2.15 EMPLOYEE BENEFITS. All capitalized terms used in this SECTION 2.15 but not defined in this Section 2.15 or elsewhere in this Agreement shall have the meanings set forth in ERISA or the IRC. The Company has listed in SCHEDULE
2.15 ("Employee Benefits") and has delivered or made available to the Buyer true and complete copies of all Employee Plans and related documents, established, maintained or contributed to by the Acquired Companies (which shall include for this purpose and for the purpose of all of the representations in this SECTION 2.15, each Acquired

Company and all employers, whether or not incorporated, that are treated together with the Acquired Companies as a single employer with the meaning of IRC Section 414). Where applicable, each Employee Plan: (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the IRC; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the IRC. The Acquired Companies do not maintain or contribute to, and have never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan." There are no facts relating to any Employee Plan that (i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to IRC Section 4975, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted or could result in any material liability (whether or not asserted as of the date hereof) of the Acquired Companies or any ERISA affiliate pursuant to IRC Section 412 arising under or related to any event, act or omission occurring on or prior to the date hereof. Each Employee Plan that is intended to qualify under IRC Section 401(a) or to be exempt under IRC Section 501(c)(g) is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the IRS with respect thereto. To the Knowledge of the Seller and each Acquired Company, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. Each Acquired Company has made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of each Acquired Company, except as specifically required by law. There are no pending or, to the Knowledge of the Seller and each Acquired Company, threatened claims (other than routine claims for benefit) or lawsuits with respect to the Acquired Companies Employee Plans.

         2.16 COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 2.16 ("Compliance with Laws"), the Acquired Companies have conducted their operations and business in material compliance with, and all of the Assets (including all of the Real Property) comply in all material respects with, all applicable Legal Requirements (including, without limitation, Legal Requirements relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of SECTION 2.21 hereof). The Acquired Companies have not received any notification of any asserted present or past uncured failure by them to comply with such Legal Requirement. Set forth in
SCHEDULE 2.16 are all Orders applicable to the Acquired Companies or their business or operations. The Sellers have delivered to the Buyer copies of all reports filed since January 1, 1998, if any, of the Acquired Companies required to be submitted under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable Occupational Safety and Health Laws. The deficiencies, if any, noted on such reports have been corrected by the Acquired Companies and any deficiencies noted by inspection through the Closing Date will have been corrected by the Acquired Companies by the Closing Date.

         2.17 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 2.17 ("Legal Proceedings"), and except for Environmental matters which are the subject of
SECTION 2.21, there are no Proceedings pending, or, to the Knowledge of each Seller and Acquired Company, Threatened or probable of assertion, against the Acquired Companies or relating to their assets, business or operations or the transactions contemplated by this Agreement, and neither the Seller nor any Acquired Company has Knowledge of any basis for the institution of any such Proceeding. No Order which is presently in effect has been entered against or served upon the Acquired Companies relating to the Acquired Companies or their assets, business or operations. SCHEDULE 2.17 contains a complete list of all Proceedings (whether with any governmental, consumer advocacy organization, or quasi governmental organization) filed, served upon or disclosed to Sellers or the Acquired Companies since the Inception Date relating to any Acquired Company sales or adverting practices.

         2.18 ABSENCE OF CHANGES. Except as set forth in SCHEDULE 2.18 ("Absence of Changes"), since the Inception Date, the business of the Acquired Companies has been operated in the ordinary course, and, except as set forth on SCHEDULE
2.18 or as contemplated by the provisions of this Agreement, there has not been incurred, nor has there occurred since the Inception Date: (a) any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of the Acquired Companies in excess of Fifty Thousand Dollars ($50,000); (b) any strikes, work stoppages or other labor disputes involving the employees of the Acquired Companies; (c) any sale, transfer, pledge or other disposition of any of the assets of the Acquired Companies having an aggregate book value of Fifty Thousand Dollars ($50,000) or more (except sales of vehicles and parts inventory in the ordinary course of business); (d) any declaration or payment of any dividend or other distribution in respect of its capital stock or any redemption, repurchase or other acquisition of its capital stock, (e) any amendment, termination, waiver or cancellation of any Material Agreement or any termination, amendment, waiver or cancellation of any material right or claim of the Acquired Companies under any Material Agreement (except in each case in the ordinary course of business); (f) any (1) general uniform increase in the compensation of the employees of the Acquired Companies (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), (2) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, or (3) loan or commitment therefor made by the Acquired Companies to any officer, director, stockholder, employee, consultant or agent of the Acquired Companies; (g) any change in the accounting methods, procedures or practices followed by the Acquired Companies or any change in depreciation or amortization policies or rates theretofore adopted by the Acquired Companies; (h) any material change in policies, operations or practices of the Acquired Companies with respect to business operations followed by the Acquired Companies, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Acquired Companies concerning the employees of the Acquired Companies; (i) any capital appropriation or expenditure or commitment therefor on behalf of the Acquired Companies in excess of Twenty-Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate (exclusive of individual items, each not in excess of Five Thousand Dollars ($5,000); (j) any write-down or write-up of the value of any inventory or equipment of the Acquired Companies or any material increase in inventory levels; (k) any account receivable in excess of Twenty-Five Thousand Dollars ($25,000) or note receivable in excess of Twenty-Five Thousand Dollars ($25,000) owing to the Acquired Companies which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against them any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has, to the Knowledge of Sellers, become insolvent or bankrupt; (l) any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Acquired Companies which, in the judgment of the Sellers, has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of the Acquired Companies; or (m) any agreement, whether in writing or otherwise, for the Acquired Companies to take any of the actions enumerated in this SECTION 2.18.

         2.19 CONTRACTS AND COMMITMENTS.

              (a) Except as set forth in SCHEDULE 2.19 ("Contracts and Commitments"), the Sellers and each Acquired Company have provided or made available to Buyer a complete, accurate list of, or made available to Buyer copies of each of the following (each a "Company Commitment") to which an Acquired Company is a party or by which any of its properties is bound and which presently remains executory in whole or in any part: (i) each partnership or joint venture agreement; (ii) each guaranty or suretyship, indemnification or contribution agreement or performance bond (other than any Guaranty limited as to recourse to no more than Five Thousand Dollars ($5,000) and any Guaranty of any automobile or other vehicle retail installment sales contract entered into and sold to a financial institution in the ordinary course of business); (iii) each instrument, agreement or other obligation evidencing or relating to indebtedness of an Acquired Company involving more than

Twenty-Five Thousand Dollars ($25,000) in any single case, or to money lent or to be lent to another Person involving more than One Hundred Thousand Dollars ($100,000) in the aggregate, other than any of its dealership customers in connection with the purchase, or the refinancing of the purchase, of any vehicle; (iv) each contract to purchase or sell real property; (v) each agreement with brokers of motor vehicles or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any twelve (12) month period in excess of Ten Thousand Dollars ($10,000) and which is not terminable without penalty and no more than thirty (30) days' prior notice; (vi) each Related Party Agreement involving total payments within any twelve (12) month period in excess of Ten Thousand Dollars ($10,000) and which is not terminable without penalty on no more than thirty (30) days' prior notice; (vii) each contract containing any noncompetition agreement, covenant or undertaking; (viii) each dealer sales and service agreement to which an Acquired Company is a party and each other agreement providing for the purchase from a supplier of all or substantially all the requirements of an Acquired Company of a particular product or service; or
(ix) each other agreement or commitment not made in the ordinary course of business which is material to the Acquired Companies.

              (b) True, correct and complete copies of all written Company Commitments have heretofore been delivered or made available to Buyer. Except as accurately set forth in SCHEDULE 2.19: (i) there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any Company Commitment material to the Acquired Companies by an Acquired Company or, to the Knowledge of each Seller or Acquired Company, any other party thereto; and (ii) no penalties have been incurred, nor are amendments pending, with respect to the Company Commitments that are material to the Acquired Companies. All Company Commitments are in full force and effect and are valid and enforceable obligations of the Acquired Company, and, to the Knowledge of each Seller and Acquired Company, the other parties thereto in accordance with their respective terms and no defenses, off-sets or counterclaims have been asserted or, to the Knowledge of the Acquired Companies, may be made by any party thereto (other than by an Acquired Company), nor has an Acquired Company waived any rights thereunder, except as described in SCHEDULE 2.19.

              (c) Except as disclosed in SCHEDULE 2.19 or contemplated hereby or by any other Transaction Document to which an Acquired Company or Stockholder is a party, none of the Acquired Companies or Sellers has received notice of any plan or intention of any other party to any Company Commitment that is material to the Acquired Companies to exercise any right to cancel or terminate that Company Commitment, and neither the Acquired Companies nor Sellers has Knowledge of any condition or state of facts which would justify the exercise of such a right.

         2.20 INSURANCE. SCHEDULE 2.20 ("Insurance") sets forth a list of all policies of insurance currently in effect relating to the business or operations of the Acquired Companies, true and complete copies of which have been furnished to Buyer. Such insurance policies are in full force and effect. The Acquired Companies are presently insured, and since the Inception Date have been insured, against such risks as companies engaged in the same or substantially similar business would customarily be insured. The Acquired Companies have given in a timely manner to their insurers all notices required to be given under such insurance policies with respect to all claims and actions covered by insurance, and, except as set forth in SCHEDULE 2.20, no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. The Acquired Companies have not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or, to the Knowledge of each Seller and Acquired Company, threatened. The execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such insurance policies to lapse, terminate or be canceled and will not result in any party thereto having the right to terminate or cancel such insurance policies. Set forth in SCHEDULE
2.20 is a summary of information pertaining to insured claims against the Acquired Companies during the past two (2) years. Except as set forth in
SCHEDULE 2.20, all of such claims are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Acquired Companies. Also set forth in SCHEDULE 2.20 is: (i) a listing of the pending litigation and claims against any Acquired Company; (ii) a summary of the settlements or losses paid by any Acquired Company since the Inception Date, on any uninsured claim in excess of Twenty-Five Thousand Dollars ($25,000); and (iii) to the extent not reported above, a listing of all current customer claims, in excess of Five Thousand Dollars ($5,000).

         2.21 ENVIRONMENTAL MATTERS. Except as it relates to the matters set forth in SCHEDULE 2.21 ("Environmental Matters") and matters that are not reasonably expected to result in a Material Environmental Liability to Buyer or any Acquired Company:

              (a) To the Knowledge of each Seller and Acquired Company, each Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental Law such that any Acquired Company could reasonably be expected to incur any Material Environmental Liability. To the Knowledge of each Seller and Acquired Company, neither Sellers nor any Acquired Company has any basis to reasonably expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Material Environmental Liability with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or an Acquired Company has had an interest, or with respect to any property or Facility at which Hazardous Materials were generated, manufactured, refined, stored, disposed, imported, used, or processed by Sellers, an Acquired Company, or any other Person for whose conduct they are or may be held responsible.

              (b) To the Knowledge of each Seller and Acquired Company there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Material Environmental Liability or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or an Acquired Company has or had an interest.

              (c) None of Sellers nor any Acquired Companies have any Knowledge that any Seller, nor any Acquired Company has received any written citation, directive, inquiry, notice, Order, summons, warning, or other written communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or an Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

              (d) To the Knowledge of each Seller and Acquired Company, neither Sellers nor any Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Material Environmental Liability with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

              (e) To the Knowledge of each Seller and Acquired Company, other than Hazardous Materials normally utilized in automobile dealerships, all of which are properly stored, used and disposed of by the Acquired Companies, there are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon.

              (f) To the Knowledge of each Seller and Acquired Company, there has been no Release, or Threat of Release, of any Hazardous Materials at or from the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which an Acquired Company has or had an interest, whether by an Acquired Company, or any other Person.

              (g) Sellers have delivered to Buyer true and complete copies and results of any written reports, studies, analyses, tests, or monitoring possessed or initiated by any Seller or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by an Acquired Company with any Environmental Law.

              (h) None of the Acquired Companies has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which, to the Knowledge of any Seller or Acquired Company, is listed on the National Priorities List, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, or (ii) about which any of the Acquired Companies has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

              (i) None of the Acquired Companies nor the Sellers have received any written notice or claim alleging that any employee of the Acquired Companies in the course of his or her employment with the Acquired Companies has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Acquired Companies which could give rise to any claim (whether or not such claim has been asserted) against the Acquired Companies.

              (j) The Acquired Companies have not agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

         2.22 EMPLOYEES.

              (a) Except as provided in SCHEDULE 2.22 ("Employees"), (i) the Acquired Companies are not delinquent in the payment to or on behalf of their past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (ii) there are no collective bargaining agreements currently in effect between the Acquired Companies and labor unions or organizations representing any employees of the Acquired Companies; (iii) no collective bargaining agreement is currently being negotiated by the Acquired Companies; (iv) to the Knowledge of each Seller and Acquired Company, there are no union organizational drives in progress and there has been no formal or informal request to the Acquired Companies for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (v) no dispute exists between the Acquired Companies and any of their sales representatives or, to the Knowledge of each Seller and

Acquired Company, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation of the Acquired Companies.

              (b) SCHEDULE 2.22 contains a complete and accurate list, as of its date, of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the Inception Date; vacation accrued; and service credited for purposes of vesting and eligibility to participate under an Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan. The information contained on SCHEDULE 2.22 shall satisfy Sellers' disclosure obligations with respect to any representation or warranty calling for such information.

              (c) Except as provided in SCHEDULE 2.22, to the Knowledge of each Seller and Acquired Company, no employee or director of an Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of any of the Acquired Companies, or (ii) the ability of an Acquired Company to conduct its business, including any Proprietary Rights Agreement with any Seller or the Acquired Company by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of an Acquired Company intends to terminate his employment with such Acquired Company.

              (d) SCHEDULE 2.22 also contains a complete and accurate list, as of its date, of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits. Except as set forth in SCHEDULE 2.22, Sellers and Acquired Companies have not entered into any severance or similar arrangement in respect of any present or former personnel that shall result in any obligation (absolute or contingent) of any of the Acquired Companies to make any payment to any present or former personnel following termination of employment, including the termination of employment effected by the Contemplated Transactions. Except as set forth in SCHEDULE 2.22, the Contemplated Transactions will not trigger any severance or similar arrangement payable by any Acquired Companies after the Closing.

         2.23 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 2.23 ("Intellectual Property"), the Acquired Companies own, or are licensed or otherwise have the right to use, all Intellectual Property that is necessary for the conduct of the business and operations of the Acquired Companies as currently conducted. To the Knowledge of each Seller and Acquired Company, (i) the use of the Intellectual Property by the Acquired Companies and their Subsidiaries does not infringe on the rights of any Person, and (ii) no Person is infringing on any right of the Acquired Companies with respect to any Intellectual Property. No claims are pending or, to the Knowledge of each Seller and Acquired Company, Threatened that the Acquired Companies are infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. All of the Intellectual Property that is owned by the Acquired Companies is owned free and clear of all encumbrances and was not misappropriated from any Person. All of the Intellectual Property that is licensed by the Acquired Companies is licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss of any Intellectual Property. Except as set forth in SCHEDULE 2.23, the Acquired Companies do not pay a royalty to anyone under, any license or similar agreement. The Acquired Companies have the right to use the names "Bob Howard Downtown Ford," "Howard Ford," "Bob Howard Downtown

Lincoln-Mercury," and "Bob Howard Lincoln-Mercury" in the Oklahoma
City, Oklahoma area, and, to the Knowledge of each Seller and Acquired Company, no third party (other than affiliates of the parties hereto) uses, or has the right to use, in such Area, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with a Ford or Lincoln-Mercury automobile dealership.

         2.24 CERTAIN PAYMENTS. Since the Inception Date, no Acquired Company, director or officer of an Acquired Company, or to the Knowledge of each Seller and Acquired Company, any agent, employee or other Person associated with or acting for or on behalf of an Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund that has not been recorded in the books and records of the Acquired Companies.

         2.25 RELATIONSHIPS WITH RELATED PERSONS. Except as set forth on
SCHEDULE 2.25 ("Relationships with Related Persons"), or as contemplated by this Agreement, no Seller or any Related Person of Sellers or of an Acquired Company has, any interest in any Assets. No Seller or any Related Person of Sellers or of the Company owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with an Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company. Except as set forth in SCHEDULE 2.25, there are no transactions that will continue after the Closing between the Acquired Companies and the Sellers (including the Sellers' Affiliates), or any of the directors, officers or management employees of the Acquired Companies, or the family members or Affiliates of any of the above (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, the Sellers, or any such officer, director or salaried employee, family member, or Affiliate or any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

         2.26 BROKERS OR FINDERS. Sellers will indemnify and hold Buyer harmless from any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions, alleged to be due by any Acquired Company or by Buyer by reason of any agreement made by Sellers or the Acquired Companies.

         2.27 LEASED ASSETS.

              (a) The Acquired Companies do not lease any real property or any interest therein except as set forth in SCHEDULE 2.27(A) ("Leased Properties"). True, correct and complete copies of all leases covering Leased Properties have been delivered to Buyer. Except as set forth in SCHEDULE 2.27(A), (i) the Acquired Companies have good and valid title to their leasehold interest of their Leased Property, free and clear of any lien other than conditions, covenants and restrictions which do not materially adversely affect the present use of the Leased Properties ("Permitted Encumbrances"); (ii) there are no pending or, to the Knowledge of each Seller and Acquired Company, Threatened condemnation proceedings, suits or administrative actions relating to the Leased Properties or other matters affecting adversely the current use or occupancy thereof; (iii) the buildings and improvements are located within the boundary lines of the parcels of land constituting each Leased Property, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; (iv) all facilities have received all Governmental Authorizations (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and are in compliance with applicable Legal Requirements, including the Americans with Disabilities Act; (v) there are no contracts granted to or by the Acquired Companies, or, to the Knowledge of each Seller and Acquired Company, by the owners of the parcels of the Leased Property, granting to any party or parties the right of use or occupancy of any portion of the parcels of Leased Property; (vi) there are no outstanding options or rights of first refusal granted to or by Sellers or the Acquired Companies to purchase the parcels of Leased Property, or any portion thereof or interest therein; (vii) there are no parties (other than the Acquired Companies) in possession of the parcels of Leased Property, (viii) all facilities located on the parcels of Leased Property are supplied with utilities and other services necessary for the operation of such facilities; (ix) each parcel of Leased Property abuts on and has direct vehicular access to a public road, or has access to a public road; (x) all improvements and buildings on the Leased Property are in good repair and adequate for the use of such Leased Property in the manner in which presently used; and (xi) there are no material service contracts, management agreements or similar agreements granted by Sellers or the Acquired Companies which affect the parcels of Leased Property; (xii) with respect to each lease of a Leased Property, no event or condition currently exists which would give rise to a material repair or restoration obligation if such lease were to terminate; (xiii) none of the Sellers nor any Acquired Companies has any Knowledge of any event or condition which currently exists which would create a legal or other impediment to the use of the Leased Property as currently used, or would increase the additional charges or other sums payable by the tenant under any of the leases of a Leased Property (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Property).

              (b) SCHEDULE 2.27(B) sets forth a list of all material machinery, equipment, motor vehicles and furniture and fixtures leased by the Acquired Companies ("Leased Equipment"). Sellers have provided Buyer with true, correct and complete copies and descriptions of all agreements for Leased Equipment, whether written or oral, under which the Acquired Companies are lessee of or hold or operate any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third-party. Except as provided in SCHEDULE 2.27(B), the Leased Equipment is in good operating condition, maintenance and repair in accordance with industry standards, taking into account the age and current use thereof.

         2.28 NOT USED.

         2.29 FINANCE & INSURANCE PROGRAMS. SCHEDULE 2.29(A) ("Finance & Insurance Programs") contains a complete and accurate list of all programs of any type related to credit life insurance, accident and health insurance, vehicle maintenance, vehicle service or vehicle warranty programs extended (even if there are insurance policies, stop loss agreements or other resources available to satisfy obligations of those programs) or sold by any Acquired Company since the Inception Date, and any type of agreement for the sale, assignment or discount of retail installment sales contracts or notes by any Acquired Company since the Inception Date. Sellers or the Acquired Companies have (i) delivered or made available to Buyer true, correct and complete copies of all contracts, policies, agreements and commitments with respect to any of such programs; (ii) correct and complete histories of chargebacks with respect to any of such program; (iii) paid all premiums and taxes due and payable with respect to any of the foregoing. Sellers represent and warrant that: (i) all applicable insurers or administrators with respect to the foregoing have paid all valid claims, except claims being contested in good faith, and no Acquired Company has any direct, indirect or contingent liabilities or obligations with respect thereto; and (ii) no event has occurred which, to the

Knowledge of each Seller and Acquired Company, would materially increase the level of chargebacks on finance income, vehicle service contracts, or credit, accident and health insurance commissions over historical levels since the Inception Date. SCHEDULE 2.29(B) (" Affiliated Insurance Companies") contains a complete and accurate list of all Affiliates of Sellers or any Acquired Company which has undertaken any actuarial risk (e.g. vehicle service companies or insurance companies) related to any type of credit life insurance, accident and health insurance, vehicle service contracts, or other products sold by any Acquired Company since the Inception Date ("Affiliated Insurance Companies"). Sellers represent and warrant that all Affiliated Insurance Companies have adequate funds to cover all future liabilities, including but not limited to cancellation premium refunds and anticipated future claims, calculated using sound actuarial assumptions and conservative risk and experience assumptions.

         2.30 SUBSIDIARIES AND INVESTMENTS. The Acquired Companies do not own or maintain, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

         2.31 PERMITS, ETC. Set forth on SCHEDULE 2.31 ("Permits") is a list of all material governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Acquired Companies to own and operate their business as presently conducted (collectively, the "Permits"). All such Permits have been duly and lawfully obtained by the Acquired Companies and are in full force and effect. There is no proceeding pending, or, to the Knowledge of each Seller and Acquired Company, threatened or probable of assertion, to revoke or limit any such Permit. Except as set forth on SCHEDULE 2.31, none of the Contemplated Transactions will terminate, violate or limit the effectiveness of any such Permit.

         2.32 POWERS OF ATTORNEY. Except as set forth in SCHEDULE 2.32 ("Powers of Attorney"), there are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Acquired Companies.

         2.33 BANK ACCOUNTS, CREDIT CARDS, SAFE DEPOSIT BOXES AND CELLULAR TELEPHONES. SCHEDULE 2.33 ("Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular Telephones") lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Acquired Companies, and all cellular telephones provided and/or paid for by the Acquired Companies, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

         2.34 WARRANTIES. Set forth on SCHEDULE 2.34 ("Warranties") are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Acquired Companies (separate and distinct from any applicable Manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) since the Inception Date to customers or users of the vehicles, parts, products or services of the Acquired Companies. There have been no breach of warranty or breach of representation claims against the Acquired Companies since the Inception Date which have resulted in any cost, expenditure or exposure to the Acquired Companies of more than Fifty Thousand Dollars ($50,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate.

         2.35 DIRECTORS AND OFFICERS. Set forth on SCHEDULE 2.35 ("Directors and Officers") is a true and correct list of the names and titles of each director and executive officer of each of the Acquired Companies.

         2.36 SUPPLIERS AND CUSTOMERS. Except as set forth in SCHEDULE 2.36, the Acquired Companies are not required to provide bonding or any other security arrangements in connection with any transactions with any of their respective customers and suppliers. To the Knowledge of each Seller and Acquired Company, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of their relationships with the Acquired Companies; provided, however, that certain consents, as set forth in SECTION 2.5, are required in connection with the consummation of the Contemplated Transactions.

         2.37 FORMER SUBSIDIARIES. Except as set forth on SCHEDULE 2.37, no Acquired Company has any direct, indirect or contingent liability associated with any former subsidiaries or Affiliates of any Acquired Companies. Set forth on SCHEDULE 2.37 ("Former Subsidiaries and Affiliates") is a complete list of all former subsidiaries and affiliates of any Acquired Company. Sellers shall deliver to Buyer copies of all documents related to the sale of all former subsidiaries and affiliates and any further documents which might create a direct, indirect or contingent liability to any Acquired Company.

         2.38 NOT USED.

         2.39 LITIGATION REGARDING SELLER. Except to the extent set forth in
SCHEDULE 2.39 ("Litigation"), there are no Proceedings pending or, to the Knowledge of each Seller and Acquired Company, Threatened or probable of assertion, against any of the Sellers relating to the Shares, this Agreement or the transactions contemplated hereby before any Governmental Body. None of the Sellers nor any Acquired Companies know of any basis for the institution of any such Proceeding. No Order has been entered against or served upon the Sellers relating to the Shares, this Agreement or the transactions contemplated hereby.

         2.40 APPROVALS. Except for applicable requirements, if any, of the HSR Act, no filing or registration with, and no Governmental Authorization is required by any applicable Legal Requirement to permit Sellers to execute, deliver or perform this Agreement or any instrument required hereby to be executed and delivered by them at the Closing.

         2.41 MANUFACTURER COMMUNICATIONS. Except as set forth on SCHEDULE 2.41 ("Manufacturer Communications"), and except for notices which are no longer applicable, the Manufacturer has not: (a) notified the Sellers of any deficiency in dealership operations, including, but not limited to, the following areas:
(i) brand imaging, (ii) facility conditions, (iii) sales efficiency, (iv) customer satisfaction, (v) warranty work and reimbursement, or (vi) sales incentives; (b) otherwise advised the Sellers of a present or future need for facility improvements or upgrades in connection with the Acquired Companies' business; or (c) notified the Sellers of the awarding or possible awarding of their franchise to an entity or entities other than the Acquired Company in the metropolitan statistical area in which the Acquired Company operates.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Buyer is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

         3.2 AUTHORITY. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the documents (including guaranty of the Leases) to be delivered by Buyer at Closing ("Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         3.3 NO CONFLICT. Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.4 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         3.5 BROKERS OR FINDERS. Buyer will indemnify and hold Sellers harmless from any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions, alleged to be due by any Buyer.

         3.6 MISSTATEMENTS AND OMISSIONS. No representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Sellers in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
                  COVENANTS OF EACH ACQUIRED COMPANY AND OF THE
                            SELLERS PRIOR TO CLOSING

         4.1 ACCESS. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to,
(a) afford Buyer and its Representatives reasonable access to the Acquired Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request; provided however, that such access shall be conducted at a mutually convenient time to be determined by Buyer and Sellers, during normal business hours and in a manner that does not unreasonably interfere with Sellers' normal operations and employee relations; and provided, further, that access to personnel may be limited by Sellers to key employees and shall require advance notice to Sellers.

         4.2 OPERATION OF THE BUSINESSES OF EACH ACQUIRED COMPANY. Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to: (i) conduct the business of each Acquired Company only in the Ordinary Course of Business and in a manner consistent with prior business practice; (ii) use their Best Efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company; (iii) confer with Buyer concerning operational matters of a material nature (e.g. ordering vehicles, major advertising plans, etc.); and (iv) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of each Acquired Company. Each Acquired Company and Sellers will not omit to take any action that is inconsistent with any representation or warranty of the Sellers, or that would cause any such representation or warranty to be untrue or incorrect in any material respect if such representation or warranty were made immediately following the taking of or failure to take such action. In connection therewith, the parties agree that the Acquired Companies may dealer trade vehicles for similar models, but they shall not liquidate or otherwise dispose of any of their new vehicles other than in the ordinary course of business to retail buyers. Sellers agree to cause the Acquired Companies to maintain their advertising expenditures and activities commensurate with prior business practices. The Acquired Companies shall not advertise a "Going Out of Business," "Retirement Sale" or any similar type of sale.

         4.3 PROHIBITED ACTIVITIES. Except as otherwise expressly permitted or contemplated by this Agreement or the Disclosure Letter, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their control, as a result of which any of the changes or events listed in SECTION 2.18 is likely to occur. Sellers will cause each Acquired Company not to: (i) make any changes to its Organizational Documents; (ii) directly or indirectly redeem, retire, purchase, or otherwise acquire or obtain the surrender of any stock, option, warrant or derivative of any Acquired Company or Affiliate; (iii) issue any stock, option, warrant, bond, or derivative of any Acquired Company or Affiliate; (iv) make any investment in the stock, indebtedness, or any derivative security of any Person other than an Acquired Company; (v) enter into any transaction which is outside the ordinary course of business or prohibited hereby; (vi) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock of any of the Acquired Companies (other than dividends or distributions to another Acquired Company), (vii) enter into any agreement with respect to the voting of the capital stock of any of the Acquired Companies; or
(viii) incur any indebtedness for borrowed money; provided, however, that commencement of construction projects set forth on SCHEDULE 4.3 (and the associated borrowings) shall be permitted. Seller shall not make any payments or withdrawals from the Bank Accounts without the prior written approval of Buyer.

         4.4 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.

         4.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, each of the Sellers will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of the Disclosure Letter first is delivered to Buyer, or if such Sellers or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Between the date of this Agreement and the Closing Date, should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Article 4 or of the occurrence of any event that may make the satisfaction of the conditions in Article 6 impossible or unlikely.

         4.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Sellers will cause all indebtedness owed to any Acquired Company by either Sellers or any Related Person of either of the Sellers, or any of their Affiliates, to be paid in full prior to or at Closing.

         4.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Article 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of Business or as necessary pursuant to a sale of any of the Real Properties to a third party or to obtain the consent of the Manufacturer to the sale of the Shares hereunder) of each Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Sellers shall promptly advice Buyer of any such inquiry or proposal so received.

         4.8 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Article 6 to be satisfied.

         4.9 REMOVAL OF RELATED PARTY GUARANTEES. Each Acquired Company and the Sellers agree to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to terminate, waive or release all Related Guarantees. All Related Guarantees are disclosed on
SCHEDULE 4.9 ("Related Party Guarantees").

         4.10 RELATED PARTY AGREEMENTS. Each Acquired Company agrees, and the Sellers agree to cause each Acquired Company, not to enter into any Related Party Agreements or engage in any transactions with the Sellers or their Affiliates, except for those Related Party Agreements or transactions with Affiliates that are required by this Agreement or disclosed on SCHEDULES 4.10 ("Related Party Agreements") as agreements or transactions that shall not be subject to this SECTION 4.10. Prior to the Closing: (i) each Acquired Company shall pay in full or otherwise discharge all amounts payable by each Acquired Company to, or loans made to each Acquired Company by, the Sellers or other Affiliates of each Acquired Company, or the members of their respective families; and (ii) the Sellers or other Affiliates of each Acquired Company, or the members of their respective families, shall pay in full to each Acquired Company any amounts payable by such Persons to each Acquired Company and any loans made by each Acquired Company to such Persons not otherwise required to be forgiven by the terms of this Agreement.


                                    ARTICLE 5
                    COVENANTS OF BUYER PRIOR TO CLOSING DATE

         5.1 NOT USED.

         5.2 NOT USED.

         5.3 NOT USED.

         5.4 BEST EFFORTS. Except as set forth in the proviso to SECTION 9.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Article 7 to be satisfied, including execution and delivery of a guaranty of the Lease Agreement by Buyer or the guaranty of the obligations of the Acquired Companies under new leases relating to the Leased Properties, if necessary, to obtain the release of Sellers from their guaranty(s) of any Leases for Real Properties not owned by Affiliates of Sellers, provided that any action taken by Buyer pursuant to this Section 5.4, including the execution of any such guaranty, may be made conditional upon the occurrence of the Closing. If the landlord will not release the Sellers' guaranty, then Buyer agrees that, following the Closing, it will indemnify and hold Sellers harmless from and against any and all liability, loss, damage, or deficiency resulting from any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses, including without limitation, legal fees and expenses, arising out of the Seller's guaranty of the Lease Agreement.

                                    ARTICLE 6
               CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         6.1 ACCURACY OF REPRESENTATIONS.

              (a) All of Sellers' representations and warranties in this Agreement, must have been accurate as of the date the Disclosure Letter first is delivered to Buyer and must be accurate in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard), as of the Closing Date as if made on the Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date.

              (b) Each of Sellers' representations and warranties in SECTIONS
2.3 AND 2.6 must have been accurate in all respects as of the date the Disclosure Letter first is delivered to Buyer, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

         6.2 SELLERS' PERFORMANCE.

              (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

              (b) Each document required to be delivered pursuant to SECTION 1.4(a) must have been delivered, and each of the other covenants and obligations in SECTIONS 4.6 AND 4.9 must have been performed and complied with in all respects.

         6.3 CONSENTS. Each of the Consents identified in SCHEDULES 2.5 AND 2.19, must have been obtained and must be in full force and effect.

         6.4 ADDITIONAL CONDITIONS PRECEDENT. Each of the following shall have occurred:

              (a) Not Used.

              (b) Buyer shall have received such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties hereunder, (ii) evidencing the performance by all Sellers of, or the compliance by all Sellers with, any covenant or obligation required to be performed or complied with by such Sellers, (iii) evidencing the satisfaction of any condition referred to in this
Article 6, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

              (c) Buyer shall have received evidence, satisfactory to Buyer, that all Related Party Agreements shall have been terminated and all Related Guarantees shall have been terminated, waived or released pursuant to SECTION
4.9 AND 4.10;

              (d) Since the date of this Agreement, no material adverse change in the business, condition (financial or otherwise), assets or operations of the Acquired Companies, taken as a whole, shall have occurred, and each Acquired Company shall not have suffered any damage, destruction or loss of assets (whether or not covered by insurance) materially adversely affecting the properties or business of the Acquired Company, and Buyer shall have received a certificate signed by the chief executive officer of each Acquired Company dated the Closing Date to such effect;

              (e) Receipt by Buyer of Phase I Environmental Surveys, at the Buyer's expense, prepared by URS Corporation, showing no environmental problems or recommended actions, which will be performed at the discretion of Buyer;

              (f) The option to purchase the Dealership Location (contained in the Lease Agreement) shall have been assigned to Seller to Seller's reasonable satisfaction;

              (h) Buyer shall have completed its due diligence investigations of each Acquired Company and each leased premises on or before sixty (60) days from the execution date of this Agreement ("Due Diligence Deadline"), and Buyer shall have determined, in its sole discretion, that it is satisfied with the results of such investigation, including any matter set forth in any of the Schedules; and

              (i) The closing of the Mercedes Stock Purchase Agreement shall have occurred simultaneously with the closing of the transactions contemplated by this Agreement.

         6.5 RESIGNATION OF DIRECTORS AND OFFICERS. Sellers shall have delivered to Buyer the written resignations of the directors and officers of each Acquired Company.

         6.6 MANUFACTURER APPROVAL. Buyer shall have received approval to be the authorized Ford dealer under a Dealer Agreement with Ford for the downtown Oklahoma City area and approval to be an authorized Lincoln-Mercury dealer under a Dealer Agreement with Lincoln-Mercury under the conditions contained in the Letter of Understanding - Term Agreements dated March 14, 2002 between Ford and the Company.

         6.7 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the purchase of the Shares by Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                    ARTICLE 7
              CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate as of the date of this Agreement and must be accurate as of the Closing Date as if made on the Closing Date.

         7.2 BUYER'S PERFORMANCE. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to SECTION 1.4(b).

         7.3 CONSENTS. Each of the Consents identified in SCHEDULE 2.5 AND
SCHEDULE 2.19 must have been obtained and must be in full force and effect.

         7.4 LEASE. Seller shall have obtained the release of the Seller's personal guaranty of the liabilities of the Acquired Companies under the lease agreement, dated as of November 12, 2001, between the Company and The Fred Jones Companies, Inc. ("Lease Agreement") or, in lieu thereof, Buyer shall have executed and delivered to Seller an indemnity agreement, in form and substance satisfactory to Seller, providing full indemnification to Seller for all liabilities and other obligations arising under the Lease Agreement or the related guaranty from and after the Closing Date.

         7.5 RELEASE OF GUARANTEES. Release of Sellers from any and all personal guarantees of liabilities of the Acquired Companies incurred in the operation of the business of the Acquired Companies, including financing obligations and obligation under letters of credit but excluding the Seller's personal guaranty of the Lease Agreement (which is governed by SECTION 7.4).

         7.6 ASSIGNMENT OF OPTION TO PURCHASE. The Company's assignment of all rights, title and interest to the purchase option in the Lease Agreement to Sellers ("Purchase Option"), or if the Fred Jones Companies will not agree to an assignment of the Purchase Option, the Company, at Seller's request and upon receipt by the Company of the full amount of the exercise payment required to be paid upon exercise of the Purchase Option, shall exercise the Purchase Option for the benefit of Sellers.

         7.7 MERCEDES STOCK PURCHASE AGREEMENT. The simultaneous closing under the Mercedes Stock Purchase Agreement shall have occurred.

         7.8 ADDITIONAL DOCUMENTS. Buyer must have caused the following documents to be delivered to Sellers and the following event must have occurred:

              (a) A copy of Buyer's approval to be the authorized Ford dealer under a Dealer Agreement with Ford for the downtown Oklahoma City area and approval to be an authorized Lincoln-Mercury dealer under a Dealer Agreement with Lincoln-Mercury under the conditions contained in the Letter of Understanding - Term Agreements dated March 14, 2002 between Ford and the Company; and

              (b) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this
SECTION 7.7, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.9 NO INJUNCTION. There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                    ARTICLE 8
                        POST-CLOSING AND OTHER COVENANTS

         8.1 GENERAL. In case, at any time after the Closing, any further action is necessary or desirable to carry out the purchase and sale of the Shares and the other purposes and intent of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

         8.2 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving each Acquired Company, or its business or Assets, Sellers or the Shares, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be reasonably necessary for the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor as provided elsewhere in this Agreement).

         8.3 NOT USED.

         8.4 POST-CLOSING NOTIFICATIONS. Buyer and the Sellers will, and each will cause their respective Affiliates to, comply with any post-Closing notification or other requirements, to the extent then applicable to such Party, of any antitrust, trade competition, investment or control, export or other Law of any Governmental Body having jurisdiction over Buyer, each Acquired Company or the Sellers.

         8.5 TRANSFER TAXES. All sales and other transfer Taxes imposed by any taxing authority, domestic or foreign, with respect to the sale of the Shares or otherwise on account of this Agreement or Contemplated Transactions shall be borne by Buyer.

         8.6 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Sellers shall prepare and file or cause to be prepared and filed, all income tax returns, including amended returns, for each Acquired Company for all periods ending on or prior to the Closing Date, which are required to be filed after the Closing Date. The Sellers shall provide to Buyer a copy of the tax returns proposed to be filed pursuant to the preceding sentence, a reasonable time in advance of such filing date, and shall make such revisions to such tax returns as are reasonably and appropriately requested by Buyer. The Sellers shall not file such tax returns without the consent of Buyer, which consent will not be unreasonably withheld or delayed. Failure of Buyer to respond within thirty (30) days of the date when a draft of the relevant tax return is delivered to Buyer will be deemed to be the consent of Buyer. Buyer acknowledges that the Company has been an S Corporation since its inception, and its final S Corporation return will be filed using the closing of the books method, and Buyer will cooperate with Sellers as required to file such return on such basis. Buyer will not permit any Acquired Companies to file an amendment to any income tax returns for any year ended prior to the Closing Date, without Sellers' prior written consent, which consent shall not be unreasonably withheld or delayed.

         8.7 RELEASE.

              (a) As of the Closing Date, each of the Sellers does hereby for himself or his heirs, executors, administrators and legal representatives release, acquit and forever discharge each Acquired Company of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which each of such Sellers now has, owns or holds or has at any time previously had, owned or held against each Acquired Company or its Subsidiaries INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS of each Acquired Company and their employees and agents, existing as of the Closing Date or relating to any matter that occurred on or prior to the Closing; provided, however, that any claims, liabilities, debts or causes of action that may arise in connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement; and provided further any liabilities under any Employee Plan listed on Schedule 2.15 hereto shall not be released, and that any rights of Sellers against any Acquired Company for indemnification shall not be released, to the extent such claim for indemnification does not give rise to a breach of the provisions of this Agreement.

              (b) Each of the Sellers represents and warrants that he has not previously assigned or transferred, or purported to assign or transfer, to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each of the Sellers covenants and agrees that he will not assign or transfer to any person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each of the Sellers represents and warrants that he has read and understands all of the provisions of this SECTION 8.7 and that he has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.

         8.8 NOT USED.

         8.9 NOT USED.

         8.10 IRC SECTION 338 ELECTION. Buyer shall not make an election under IRC Section 338(h)(10) with respect to the Contemplated Transactions.


                                    ARTICLE 9
                                   TERMINATION

         9.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

              (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived by the party entitled to waive such Breach;

              (b) (i) by Buyer if any of the conditions in SECTION 6 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
SECTION 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

              (c) by mutual consent of Buyer and Sellers;

              (d) by Buyer, on or before the Due Diligence Deadline, by notice to Sellers, that the results of the due diligence inspection are not satisfactory to Buyer, as permitted by SECTION 6.4(m); and

              (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 2003, or such later date as the parties may agree upon.

         9.2 EFFECT OF TERMINATION. Each party's right of termination under
SECTION 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to SECTION 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in SECTIONS 11.1 AND 11.3 will survive.

                                   ARTICLE 10
                            INDEMNIFICATION; REMEDIES

         10.1 SURVIVAL. All statements contained in any certificate delivered hereunder at the Closing by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Sellers or the Buyer contained in this Agreement, including those contained in any certificate delivered hereunder at the Closing, shall survive the Closing for a period of three (3) years with the exception of: (i) the representations and warranties of the Sellers contained in
SECTION 2.14, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days; and (ii) the representations and warranties of the Sellers contained in SECTIONS 2.2, 2.3, AND 2.6, which shall survive the Closing indefinitely. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date."

         10.2 INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, agree to indemnify and hold harmless the Buyer, each Acquired Company and their Affiliates, successors and assigns (collectively the "Buyer's Indemnitees") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer indemnitee ("Damages") arising out of, based upon, in connection with, or as a result of:
(a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers (including any loss of life, injury to persons or property, remediation costs or damages, arising from Environmental, Health, and Safety Liabilities) contained in or made pursuant to this Agreement, including the Disclosure Letter and in any certificate delivered hereunder at the Closing; and (b) the breach or nonfulfillment of any covenant or agreement of the Sellers contained in this Agreement or in any other agreement, document or instrument delivered hereunder at the Closing. In determining Damages in respect of any liability for Taxes, offsetting tax benefits, such as a deduction in a subsequent year, shall be taken into consideration.

         10.3 INDEMNIFICATION BY BUYER. Buyer hereby agrees to indemnify and hold harmless the Sellers and their successors and assigns (collectively the "Sellers' Indemnitees") from or against, for and in respect of, any and all Damages suffered, sustained, incurred or required to be paid by any Sellers' Indemnitee arising out of, based upon or in connection with or as a result of:
(a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder at the Closing; or (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement; or (c) any obligations arising from the ownership or operation of the Acquired Companies after the Closing Date.

         10.4 CLAIMS FOR INDEMNIFICATION. No claim for indemnification with respect to a breach of a representation, warranty or covenant shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Sellers' Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer's Indemnitee or Sellers' Indemnitee.

         10.5 PROCEDURES FOR INDEMNIFICATION -- THIRD PARTY CLAIMS. The procedures to be followed by the Buyer and the Sellers with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

              (a) Promptly after receipt by any Buyer's Indemnitee or Sellers' Indemnitee of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, the indemnified person shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Buyer's Indemnitee or Sellers' Indemnitee.

              (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, environmental remediation or related to any liability for taxes, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety subject to the limits in SECTION 10.7, and (iii) the Indemnifying Party, in the reasonable judgment of the Indemnified Party, shall be able to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party; and, provided further, that in the event of settlement of claims for environmental remediation, the Indemnifying Party may perform such other acts, including the placement of monitors or other remediation equipment upon the Leased Properties, as may be necessary to resolve such claim.

              (c) With respect to any action, proceeding or claim as to hich (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party. The Indemnified Party may not settle such action, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

              (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

         10.6 PROCEDURES FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Indemnifying Party by the Indemnified Party.

         10.7 LIMITATIONS OF INDEMNIFICATION. Notwithstanding anything to the contrary contained in this Article 10, the Indemnifying Party's liability for Damages shall be limited as follows: (a) the Indemnified Party shall have no claim for Damages unless and until all Damages incurred by the Indemnified Party exceed an aggregate of Two Hundred Fifty Thousand Dollars ($250,000) in which event the Indemnifying Party shall be liable for only such Damages in excess of Two Hundred Fifty Thousand Dollars ($250,000); and (b) the total amount of Damages for which the Indemnifying Party shall be liable to the Indemnified Party shall not exceed the Purchase Price. However, this SECTION 10.7. will not apply to any Breach of any of Sellers' representations and warranties contained in SECTIONS 2.2, 2.3 AND 2.6.

         10.8 NOT USED.

         10.9 APPLICABILITY. THE PROVISIONS OF THIS ARTICLE 10 SHALL APPLY NOTWITHSTANDING THE JOINT OR CONCURRENT NEGLIGENCE OR JOINT OR CONCURRENT STRICT LIABILITY OR OTHER FAULT OF THE INDEMNIFIED PARTY. IF BOTH THE INDEMNIFIED PARTY AND THE INDEMNIFYING PARTY ARE NEGLIGENT OR OTHERWISE AT FAULT OR STRICTLY LIABLE WITHOUT FAULT, THE CONTRACTUAL OBLIGATIONS OF INDEMNIFICATION UNDER THIS
ARTICLE 10 SHALL CONTINUE, BUT THE INDEMNIFYING PARTY SHALL INDEMNIFY THE INDEMNIFIED PARTY ONLY FOR THE PERCENTAGE OF RESPONSIBILITY FOR THE DAMAGE OR INJURIES INCLUDING ATTORNEYS FEES ATTRIBUTABLE TO THE INDEMNIFYING PARTY.

         10.10 ADDITIONAL RIGHTS. In the event of a breach of the representation set forth in clause (viii) of Section 2.5(b), specifically relating to the existing dealer sales and service agreement or the Oklahoma Motor Vehicle Act, that is discovered within thirty (30) days following the Closing, the Buyer may elect, in lieu of a claim for Damages pursuant to the other provisions of this
Article 10, to rescind the transactions contemplated by this Agreement by giving notice to Seller of such breach and Buyer's determination to exercise this remedy. In the event Buyer exercises such right of rescission, (i) Seller shall cooperate with Buyer to promptly take any and all action reasonable necessary to rescind the transactions contemplated by this Agreement, (ii) the transactions contemplated by the Mercedes Stock Purchase Agreement shall also be rescinded, and (iii) Buyer shall cooperate with Seller to promptly take any and all action necessary to rescind the transactions contemplated by the Mercedes Stock Purchase Agreement.

                                   ARTICLE 11
                               GENERAL PROVISIONS

         11.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         11.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers jointly determine, unless required by applicable Legal Requirements. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Date, Sellers shall, and shall cause each Acquired Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person except for disclosure to officers, directors, employees, attorneys, accountants and other representatives, or the Manufacturer or its Representatives, as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Sellers' business. Sellers and Buyer will consult with each other concerning the means by which each Acquired Company's employees (except as permitted by the preceding sentence), customers, and suppliers and others having dealings with each Acquired Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

         11.3 CONFIDENTIALITY. Sellers and Buyer agree, and agree to cause their officers, directors, employees, representatives agents and consultants, to hold in confidence and not to disclose to others for any reason whatsoever, any and all non-public information received by them or their representatives in connection with this transaction, including but not limited to all terms, conditions and covenants related to this transaction and this Agreement, and Buyer's pricing models, methodology, customs or practices related to the acquisition of automobile dealerships, except (i) as required by law; and (ii) for disclosure to officers, directors, employees, attorneys, accountants and other representatives, or the Manufacturer or its Representatives, as necessary in connection with the transactions contemplated hereby or as necessary to the operation of Sellers' or Buyer's business. In the event the transactions contemplated by this Agreement are not consummated, Sellers and Buyer will return all non-public documents and other material obtained from the other or their respective representatives in connection with the transactions contemplated hereby or certify to the other that all such information has been destroyed. The provisions of this Section shall survive the Closing or termination of this Agreement.

         11.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:                   Robert E. Howard II
                                    P.O. Box 8183
                                    Edmond, OK 73083

         Company:                   Howard Ford, Inc.
                                    P.O. Box 8183
                                    Edmond, OK 73083
                                    Attention: Robert E. Howard II

         with a copy to:            Baker Botts L.L.P.
                                    One Shell Plaza
                                    910 Louisiana Street
                                    Houston, Texas 77002-4995
                                    Telephone: (713) 229-1838
                                    Telecopier:  (713) 229-7738
                                    Attention: Theodore W. Paris, Esq.

         Buyer:                     Group 1 Holdings - F, L.L.C.
                                    950 Echo Lane, Suite 100
                                    Houston, Texas 77024
                                    Telephone (713) 647-5700
                                    Telecopier (713) 647-5800
                                    Attention: John T. Turner
         with a copy to:            Vinson & Elkins
                                    2300 First City Tower
                                    1001 Fannin
                                    Houston, Texas 77002
                                    Telephone (713) 758-2222
                                    Telecopier (713) 758-2346
                                    Attention: John Watson, Esq.

         with a copy to:            Randall K. Calvert, Esq.
                                    1041 N.W. Grand Blvd.
                                    Oklahoma City, Oklahoma  73118
                                    Telephone (405) 848-5000
                                    Telecopier (405) 848-5052

         11.5 NOT USED.

         11.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         11.7 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         11.8 SCHEDULES. Sellers shall prepare and furnish the Disclosure Letter, containing the Schedules, to Buyer on or before the date thirty (30) days from the date of this Agreement. Sellers may supplement the Disclosure Letter at any time prior to the Closing Date in accordance with the provisions of SECTION 4.5.

         11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Affiliate of Buyer, but Buyer shall not be relieved of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except as expressly provided in this Agreement, nothing in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

         11.10 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.11 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless the context otherwise requires, the word "including" does not limit the preceding words or terms. The parties have jointly participated in the negotiation and drafting this Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         11.12 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.13 GOVERNING LAW. This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         11.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.15 ATTORNEYS' FEES. In the event any Party instigates litigation to enforce or protect its rights under this Agreement, the Party substantially prevailing in any such litigation shall be entitled, in addition to all other relief, to reasonable attorneys' fees, out-of-pocket costs and disbursements relating to such litigation.

         11.16 CONCURRENT CONDITIONS. The performance or tender of performance at Closing of all matters applicable to a Party under this Agreement shall be deemed concurrent conditions and no Party shall be required at Closing to perform, or tender performance of, the obligations of such Party hereunder unless, coincident therewith, each other Party from whom performance is required under this Agreement performs or tenders performance of its obligations hereunder.

         11.17 JURISDICTION; ARBITRATION.

              (a) Subject to the other provisions of this SECTION 11.17, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Oklahoma, and, by execution and delivery of this Agreement, each party hereto (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

              (b) Any dispute, claim or controversy arising out of or relating to this Agreement (except for accounting matters provided for in Article 1 hereto), or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA RULES") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any Party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by Buyer and another of whom shall be appointed by Seller, within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty
(30) days after their appointment; provided however, that if the two (2) arbitrators fail to appoint the third (3rd) arbitrator within thirty (30) days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Oklahoma City, Oklahoma. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

              (c) Nothing contained in this SECTION 11.17 shall prevent any Party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction.

                                   ARTICLE 12
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 12:

"ACQUIRED COMPANIES" -- shall mean the Company and its Subsidiaries (if any), collectively.

"AFFILIATE" -- shall mean, as applied to another Person, (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the voting securities of or Equity Interests in such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities or Equity Interests are directly or indirectly owned, controlled or held with power to vote by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any officer, director, or partner of such other Person, or any family member of any of the foregoing and (v) any Entity for which any Person described in clause (iv) acts as a director, officer or partner; provided, however that neither Sellers nor any of their "Affiliates" (other than Buyer, Buyer's parent and Subsidiaries or Buyer's parent) shall be "Affiliates" of Buyer or any of its Affiliates for any purpose of this Agreement.

"AFFILIATE PAYABLES" -- shall mean all amounts owing to an Acquired Company from any Sellers or any Affiliate thereof, or from any of the Acquired Company's officers or employees.

"APPLICABLE CONTRACT" -- shall mean any Contract (a) under which an Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEET" -- as defined in SECTION 2.7.

"BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUSINESS DAY" - is a day other than a Saturday, a Sunday or a day on which banks are closed in the State of Oklahoma.

"CLOSING DATE" - the date and time as of which the Closing actually takes place.

"COMPANY" - means Howard Ford, Inc., a Delaware corporation.

"CONSENT" - any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS" - all of the transactions contemplated by this Agreement, including: (i) the sale of the Shares by Sellers to Buyer; (ii) the execution, delivery, and performance of the Mercedes Stock Purchase Agreement and the Lease Agreement; (iii) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and (iv) Buyer's acquisition and ownership of the Shares and exercise of control over the Company.

"CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"DEALERSHIP LOCATION" - means I-40 and Robinson, Oklahoma City, Oklahoma.

"DISCLOSURE LETTER" - the compilation of all the schedules delivered by Sellers to Buyer as provided herein; all references to Schedules in this Agreement refer to Schedules or parts of the Disclosure Letter.

"EMPLOYEE PLAN" - shall include all plans described in Section 3(3) of the ERISA and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Company and maintained or contributed to by the Company.

"ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, or restrictions or claims of any kind, nature or description.

"ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (i) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (iii) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (iv) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW" -- any Legal Requirement, as amended, that requires or relates to: (i) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (ii) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (iii) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (iv) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (v) protecting resources, species, or ecological amenities; (vi) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(vii) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (viii) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets, including but not limited to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL REMEDIATION AGREEMENT" --means the Environmental Remediation Agreement, dated as of November 15, 2001, by and among FRN of OKC, L.L.C., Ford Motor Company and Howard Ford, Inc.

"ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"FACILITIES" -- any real property, leaseholds, or other interests currently or formerly owned or operated by Company and any buildings, plants, structures, or fixtures currently or formerly owned or operated by the Company.

"FORD" -- means Ford Motor Company.

"GAAP" -- generally accepted United States accounting principles, applied on a consistent basis, from period to period.

"GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" -- any: (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign, or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (iv) multi-national organization or body; or (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"GROUP 1" -- means Group 1 Holdings - F, L.L.C., a Delaware limited liability company.

"GUARANTY" -- means, for any specified Person, without duplication, any liability, contingent or otherwise, of that Person guaranteeing or otherwise becoming liable for any obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any liability of the specified Person, direct or indirect, (a) to purchase or pay (or to advance or supply funds for the purchase of) any security for the payment of that obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of that obligation of its payment or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay that obligation; provided, that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of the endorser's business.

"HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INCEPTION DATE" -- means November 15, 2001.

"IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE" -- an individual will be deemed to have "Knowledge" of a particular fact or other matter if: (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual should have discovered or become aware of such fact or matter in the ordinary course of conduct of the normal duties and obligations of such individual bearing in mind that individual's position with the Company. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"LINCOLN MERCURY"- means the Lincoln Mercury division of Ford.

"LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty, as amended.

"MANUFACTURER" -- means Ford or Lincoln Mercury.

"MATERIAL AGREEMENT" -- means all leases and all other contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Company or its business or the Assets.

"MATERIAL ENVIRONMENTAL LIABILITY" -- any occurrence of an Environmental, Health, and Safety Liability the expected liability of which exceeds Twenty-Five Thousand Dollars ($25,000).

"MERCEDES STOCK PURCHASE AGREEMENT" -- the stock purchase agreement of even date herewith by and among Robert E. Howard II, Bob Howard German Imports, Inc. and Group 1 Automotive, Inc.

"MODIFIED GAAP" - generally accepted United States accounting principles, as modified by Manufacturer's Dealer Accounting Manual accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in 2.7 were prepared, from period to period (unless otherwise specifically disclosed).

"OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (consisting of those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

"PARTY" - Buyer and Sellers and their respective permitted assigns hereunder.

"PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PURCHASE PRICE" -- means the amount specified in SECTION 1.2.

"REAL PROPERTIES" -- means all real property, whether owned or leased, including buildings and improvements listed on SCHEDULE 1.6(b).

"RELATED GUARANTEES" - are the Company guarantees of indebtedness or other obligations of any of the Company's officers, directors, shareholders or employees or their Affiliates except for the other Acquired Companies.

"RELATED PARTY AGREEMENT" -- are any contracts or other formal or informal understandings between any Acquired Company and any of its officers, directors, employees, agents or stockholders or its Affiliates.

"RELATED PERSON" -- with respect to a particular individual: (i) each other member of such individual's Family; (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual: (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (vi) any Related Person of any individual described in clause (ii) or (iii).

         For purposes of this definition, (i) the "Family" of an individual includes (1) the individual, (2) the individual's spouse, (3) any other natural person who is related to the individual or the individual's spouse within the second degree, and (4) any other natural person who resides with such individual, and (ii) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least fifty percent (50%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least fifty percent (50%) of the outstanding equity securities or equity interests in a Person.

"RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SCHEDULE" -- the schedules or parts of the Disclosure Letter, delivered by Sellers to Buyer, as provided herein.

"SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SHARES" -- as defined in the introduction of this Agreement.

"SUBSIDIARY" -- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" or "Subsidiaries"means a corporation, limited liability company, limited partnership, partnership, or other entity owned in whole or part by the Company.

"TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (in writing) or any notice has been given (in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.


                [The remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                             "SELLERS"

                                              /s/ ROBERT E. HOWARD II
                                             ----------------------------------
                                             Robert E. Howard II, an individual

                                             "COMPANY"
                                             HOWARD FORD, INC.,
                                             a Delaware corporation



                                             By: /s/ ROBERT E. HOWARD II
                                                --------------------------------
                                                Robert E. Howard II, President


                                             "BUYER"
                                             GROUP 1 HOLDINGS - F, L.L.C.,
                                             a Delaware limited liability
                                             company



                                             By: /s/ SCOTT THOMPSON
                                                --------------------------------
                                                   Scott Thompson, President

                            STOCK PURCHASE AGREEMENT
                                     ANNEX I
                                 STOCK OWNERSHIP

                                                               % OF
                                    NO. OF                   OUTSTANDING
         SELLERS                    SHARES                   COMMON STOCK
         -------                    ------                   -------------
         Robert E. Howard II        1,000                        100%